                                 United States
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  January 26, 1996
                                                         ----------------


                                SUNGROUP, INC.
                                --------------
            (Exact name of registrant as specified in its charter)

                   _________________________________________


      Tennessee                       0-3851                 62-0790469
(State or other jurisdiction      (Commission File          (IRS Employer
      of incorporation)                 Number)          Identification No.)

      9102 North Meridian Street, Suite 545, Indianapolis, Indiana 46260
      ------------------------------------------------------------------
      (Address of principal executive offices)                (Zip Code)

     Registrant's telephone number, including area code:  (317) 844-7425

Item 5.

OTHER EVENTS

     On January 26, 1996, SunMedia, Inc. ("SunMedia"), a wholly owned subsidiary of SunGroup, Inc. ("SunGroup"), entered into an agreement to sell substantially all of the assets of radio station WOWW-FM ("Radio Station") in Pensacola, Florida, to Southern Broadcasting of Pensacola, Inc. ("Southern Broadcasting"). The Radio Station constitutes all of the operating assets of SunMedia, and the assets being sold are exclusive of certain retained assets, including, without limitation, accounts receivable. The sale price of the assets of the Radio Station is $2.3 million in cash, plus certain closing costs up to $175,000. The sale is contingent upon, among other conditions, consent by the Federal Communications Commission to the assignment of SunMedia's broadcast license for the Radio Station to Southern Broadcasting. SunMedia does not anticipate any difficulty with the subsequent license renewal and transfer to Southern Broadcasting. SunMedia's station license expired on February 1, 1996; however, a license renewal application was filed on a timely basis with the Federal Communications Commission. There exists no material relationship between Southern Broadcasting and SunGroup, or any of its officers, directors or affiliates.

     In conjunction with SunMedia's sale of the assets of the Radio Station, SunMedia and SunGroup have entered into an agreement with the Federal Deposit Insurance Corporation ("FDIC"), the first lien holder of the assets, on the disposition of the sale proceeds and release of its lien thereof. Once the FDIC has received approximately $2.25 million from SunMedia from the Radio Station sale proceeds and other required documentation then, SunMedia and SunGroup will be discharged of indebtedness to the FDIC with a current book balance of approximately $5 million.

Item 7.

FINANCIAL STATEMENTS AND EXHIBITS

(C)  Exhibits

     (2) Asset Purchase Agreement by and between SunMedia, Inc. and Southern Broadcasting of Pensacola, Inc., dated January 26, 1996.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SUNGROUP, INC.


Date: February 20, 1996                By: /s/ John E. Southwood, Jr.
      -----------------                    ---------------------------
                                           John E. Southwood, Jr.
                                           Vice President, Finance

                            ASSET PURCHASE AGREEMENT

     This Agreement has been made and entered into as of this 26th day of January, 1996, by and between SunMedia, Inc., a Florida corporation, ("Seller") and Southern Broadcasting of Pensacola, Inc. ("Buyer") a Florida Corporation, or its assigns at its discretion.

                                   RECITALS
                                   --------

     A. Seller is licensee of Station WOWW-FM (the "Station").

     B. The parties desire that Buyer purchase certain assets used or useful in the operation of Station and acquire the authorizations issued by the Federal Communication (the "Commission") for the operation of the Station.

     C. The authorizations issued by the Commission may not be assigned to Buyer without the Commission's prior consent.

     NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties, intending to be legally bound, agree as follows:

     1. DEFINITIONS As used in this Agreement, the following terms shall have the following meanings:

     1.1 ACCOUNTS RECEIVABLE means the cash accounts receivable arising from the operation of the Station prior to Closing.

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

     1.2 ASSIGNMENT APPLICATIONS means the application or applications on FCC Form 314 that Seller and Buyer shall join in and file with the Commission requesting its consent to the assignment of the FCC Licenses from the Seller to Buyer.

     1.3 BUSINESS RECORDS means all business records of Seller relating to the operation of Station and not pertaining to Seller's internal corporate affairs.

     1.4 CLOSING means the consummation of the sale and assignment contemplated by this Agreement.

     1.5 CLOSING DATE means the date on which the Closing takes place.

     1.6 CODE means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     1.7 CONTRACTS means the contracts, leases and other agreements listed or described in Appendix A together with all other contracts, leases, and agreements made between the date hereof and the Closing Date as permitted by the terms of this Agreement.

     1.8 EPA means the Federal Environmental Protection Agency.

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

     1.9 EQUIPMENT means all tangible personal property and fixtures used in the operation of the Station including but not limited to the property listed or described in Appendix B.

     1.10 ERISA means the Employee Retirement Income Security Act of 1974 as amended.

     1.11 FAA means the Federal Aviation Administration.

     1.12 FCC LICENSES means the licenses, permits and authorization issued by the Commission for the present operation of the Station and their associated broadcast auxiliary stations, as listed or described in Appendix C.

     1.13 FINAL ORDER means any Commission action that, by lapse of time or otherwise, is no longer subject to administrative or judicial reconsideration, review, appeal or stay.

     1.14 GOVERNMENTAL AUTHORITY means any agency, or other entity that exercises regulatory, administrative, judicial, legislative or executive functions including without limitation the FCC, the FAA, the EPA, the IRS, and the NLRB.

     1.15 HAZARDOUS SUBSTANCE means any pollutant, contaminant, or hazardous or toxic substance, waste or material as those or similar terms are defined in (or for the purpose of) the Environmental Laws or

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

listed as such by the EPA, and includes without limitation asbestos and asbestos-related products chlorofluorocarbons, oil or petroleum-derived compounds, polychlorinated biphenyl, pesticides and radon.

     1.16 INTANGIBLE PROPERTY means the goodwill and other intangible assets used in the operation of the Station, including but not limited to the call signs, slogans, jingles, logos, trade-names, service marks, copyrights, patents and similar materials and rights, trade secrets, computer software, magnetic media, and electronic data processing files, systems and programs.

     1.17 IRS means the Internal Revenue Service.

     1.18 MATERIAL CONTRACTS means those contracts, leases and agreements specifically designated in Appendix A as being "Material Contracts."

     1.19 NEGATIVE TRADE BALANCE means the aggregate value of time owed pursuant to the Trade Agreements over and above the aggregate value of the goods and services to be received pursuant to the Trade Agreements, as computed in accordance with the Station's customary bookkeeping practices.

     1.20 PURCHASED ASSETS means (i) the FCC Licenses, and all other transferable licenses, permits and authorizations issued by Government Authorities that are used in or necessary for the lawful operation of the

Stations; (ii) the Equipment, as set forth in the inventory attached hereto as Appendix B: (iii) the Contracts, Sales Agreements and Trade Agreements to the extent assumed by Buyer pursuant to Section 5; (iv) the Real Property; (v) the Intangible Property; (vi) the Business Records; (vii) a transfer of all trademarks, copyrights, logos, and trade names; and (viii) all motor vehicles, copies of the title to same being attached hereto as Exhibit 2. The Purchased Assets do not, however, include any of the Retained Assets.

     1.21 REAL PROPERTY means the FM transmitter sites, site one, 5610 Barrineau Park School Road, and site 2, 5805 Fairground Road, Molino, Florida together with all of Seller's rights title and interest in and to any improvements, fixtures, easements, right-of-way, privileges and appurtenances belonging to and inuring to the benefit of that real estate, any strips and gores, and any land lying in the bed of any street or road, open or proposed, in front of or adjoining that real estate, to the center line thereof. The legal description of the Real Property is set forth in Appendix D.

     1.22 RETAINED ASSETS means (i) all books and records that pertain solely to the organization, existence, and capitalization of Seller; (ii) Seller's cash and cash equivalents on hand or in banks, certificates of deposit, money market funds, securities, and other current assets; (iii) the Accounts Receivable; (iv) Seller's insurance policies in effect on the date of this Agreement or the Closing Date.

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

     1.23 SALES AGREEMENTS means agreements for the sale of time on the Station for cash.

     1.24 TRADE AGREEMENTS means agreements for the sale of time on the Station in exchange for merchandise or services.

     1.25  ESCROW AGENT means media venture partners.

     1.26 ESCROW DEPOSIT means the good faith deposit of $230,000.00 for a bank letter of credit deposited with escrow agent pursuant to paragraph 3 of this agreement.

     1.27 LEASED PREMISES means the studio of the Seller located in Pensacola, Escambia County, Florida.

     1.28 OTHER DEFINITIONS Other capitalized terms used in this Agreement shall have the meanings ascribed to them herein. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, except as otherwise provided herein.

     1.29 NUMBER AND GENDER Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be construed to mean or include any other gender or genders.

     2. SALE OF ASSETS. On the Closing Date, subject to the terms and conditions of the Agreement, Seller shall sell assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, assume, and accept from Seller, all of the Purchased Assets (including the business of the Station as a going concern) for the Purchase Price to be paid as provided in Section 4.

     3. ESCROW DEPOSIT. Upon execution and delivery of this Agreement, Buyer shall deposit Two Hundred Thirty Thousand Dollars ($230,000.00) with Media Venture Partners as Escrow Agent. The Escrow Deposit shall be held in escrow by Escrow Agent pursuant to the terms of an Escrow Agreement in the form attached hereto as Exhibit 1. The Escrow Agreement shall be signed by Seller, Buyer, and Media Venture Partners simultaneously with the execution of this Agreement. At Closing, Seller and Buyer shall join in causing the Escrow Deposit to be released to Buyer to be applied against cash portion of the Purchase Price.

     4. PURCHASE PRICE AND METHOD OF PAYMENT. The total consideration for the Purchase Assets shall be as follows:

     4.1 PAYMENT AT CLOSING. On the Closing Date, Seller shall pay to Buyer the sum of Two Million Three Hundred Thousand Dollars ($2,300,000.00) cash of which One Hundred Thousand Dollars ($100,000.00) shall be considered a prepaid consulting agreement. Buyer also agrees to pay up to ($60,000.00) Sixty Thousand Dollars in Seller's Legal Fees and up to ($115,000.00)

Brokerage Commission. The net cash amount due from Buyer to Seller at Closing shall be paid by cashiers check made payable to Seller or as otherwise instructed in writing by Seller.

     5. SELLER'S LIABILITIES. Buyer shall not assume any of Seller's liabilities, including without limitations any liability under any single or multiemployer "employee pension benefit plan" as defined in ERISA or for taxes, except for liabilities accruing after Closing under the Contracts, Sales Agreements, and Trade Agreements, subject to the following provisions:

        (a) Buyer shall be obligated to assume only those Sales Agreements that were entered into in the ordinary course of business at the Stations' prevailing rates and that have terms extending for no more than thirteen weeks after the Closing Date or that are cancelable without penalty on no more than two (2) weeks notice.

        (b) Buyer shall be obligated to assume only those Trade Agreements that, as of the Closing Date, (i) are immediately pre-emptible for cash time sales, (ii) obligate Buyer to provide advertising time only on a "run of schedule" basis, (ii) do not obligate Buyer to provide more than Twelve Thousand Five Hundred Dollars ($12,500.00) of advertising time in the aggregate. Buyer shall assume a negative balance, in the aggregate of no more than Twenty-Five Hundred Dollars ($2,500.00).

     (c) With respect to Contracts that require the consent of third parties for assignment, but for which the consent of such third parties has not been obtained as of the Closing Date, Buyer shall assume Seller's obligations to be performed under those Contracts only for the period after Closing during which Buyer receives the benefits to which Seller is currently entitled under such Contracts.

     (d) Buyer shall not be required to assume any liability to employees of Seller except that certain contract of Michael P. McGough. Seller shall supply an itemization of all such liabilities and evidence of satisfaction of the same shall be supplied to Buyer by Seller at closing. Buyer shall receive a credit at closing for any employee credit for vacation time or other benefits pursuant to this contract.

     (e) It is understood that Buyer shall collect Seller's accounts receivable for a 120 day period after closing, and remit the amount collected, less a 20% collection fee to be retained by Buyer, to Seller 135 days after closing. Seller shall be responsible for the collection of remaining Accounts Receivable after the expiration of the 120 day period. Buyer shall remit any Accounts Receivable received after the 120 day period expires to Seller less the 20 (twenty) percent retainage. The receivables which Buyer collects shall be sent to the Seller by the 20th day of the following month in which the receivable is collected.

     (f) At Closing, Seller shall supply a tax clearance certificate from the State of Florida attesting to payment of all employment security and other related taxes due by the Station.

     6. PRORATIONS.
        -----------
     6.1  APPORTIONMENT OF INCOME AND EXPENSE.
          ------------------------------------

Seller shall be entitled to all income attributable to, and shall be responsible for all expenses arising out of the operation of the Station until 11:59 p.m. on the Closing Date. Buyer shall be entitled to all income attributable to, and shall be responsible for all expenses arising out of, the operation of the Station after 11:59 p.m. on the Closing Date. All overlapping items of income or expense, including the following, shall be prorated or reimbursed, as the case may be, as of 11:59 p.m. on the Closing Date ( the "Prorations"):

     (a) Advanced payments received from advertisers prior to Closing, as permitted by the terms hereof, for or in connection with goods or services where all or part of such goods or services have not been received or used as of Closing Date.

     (b) Liabilities customarily accrued, arising from expenses incurred but unpaid as of Closing (e.g., payroll, payroll taxes, and earned vacation time and sick leave of any employees of Seller who enter into

Buyer's employ after Closing, rents, sales commissions, and fees for business and professional services);

     (c) Taxes and utility charges related to the Station or in respect to any of the Purchased Assets;

     (d) Deposits and unearned prepayments received by Seller in connection with any contract, lease, or other agreement assumed by Buyer: and

     (e) All other items normally prorated in the sale of the assets of a business and of a radio broadcast station in particular.

     6.2 EMPLOYEE COMPENSATION. Seller shall pay all compensation owed to the Station Employees through the Closing Date. Buyer may, after closing, employ those employees of the Station as Buyer may elect on terms and conditions determined by Buyer in Buyer's sole discretion.

     6.3  DETERMINATION AND PAYMENT

     (a) IN GENERAL Prorations shall be made, insofar as feasible, at Closing and shall be paid by way of adjustment to the purchase price. As to Prorations that cannot be made at Closing, Buyer shall, within one hundred twenty (120) days after the Closing Date, determine all such Prorations and deliver a statement of its determinations to Seller, which statement shall set forth in reasonable detail the basis for such determinations. Within ten(10) days thereafter, Buyer shall pay to Seller or Seller shall pay to Buyer, as the case may be, the net amount due. If Seller does not concur with Buyer's determinations, the parties shall confer with regard to the matter and appropriate adjustment and payment shall be made as agreed upon by the parties. If the parties are unable to resolve the matter, it shall be referred to a firm of independent certified public accountants, mutually acceptable to Seller and Buyer, whose decision shall be final, and whose fees and expenses shall be paid one-half by Seller and one-half by Buyer.

     (b) PROPERTY TAXES If the amount of any real or personal property tax to be prorated is not known on the Closing Date, such tax shall be apportioned on the basis of the most recent tax assessment. As soon as the new tax rate and valuation can be ascertained, there shall be a reapportionment and adjustment with respect to such tax even though that final proration and adjustment may take place more than one hundred twenty (120) days after the Closing Date.

     7. SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

Seller hereby makes the following representations, warranties, and covenants, each of which shall be deemed to be a separate representation, warranty and covenant, all of which have been made for the purpose of inducing Buyer to execute this Agreement, and in reliance on which Buyer has agreed to enter into and perform this Agreement:

     7.1 EXISTENCE AND POWER. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, with full power under its articles of incorporation and by-laws to enter into and perform this Agreement.

     7.2 BINDING AGREEMENT The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate action, and certified copies of those authorizing resolutions shall be delivered to Buyer at Closing. This Agreement has been duly executed and delivered to Buyer and constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

     7.3 CONVEYANCE OF PURCHASED ASSETS At Closing, Seller shall convey to Buyer good and marketable title to all the Purchased Assets, free and clear of all mortgages, deeds of trust, liens, pledges, collateral assignments, security interests, leases, easements, covenants, restrictions and encumbrances or other defects of title except (i) the lien of any real estate or personal property taxes that will not become due until after the Closing Date and that will be prorated between Seller and Buyer pursuant to section 6; (ii) easements and other rights or restrictions of record pertaining to the Real Property and Leased Premises, (none of which, except as disclosed in the Title Commitment and agreed to in writing by the Buyer, will individually or in combination with others detract from the value of the Real Property or Leased Premises, will affect the marketability of the same or will interfere with Buyer's use after Closing of such real estate for the purposes for which it is currently being used by Seller).

     7.4 CONTRACTS. Those Contracts whose stated duration extends beyond the Closing Date will, at Closing, be in full force and effect, unimpaired by any acts or omissions of Seller, Seller's employees or agents, or Seller's officers, directors or shareholders. Seller will not cancel, terminate, modify, amend, renew, or encumber any of the Contracts without Buyer's prior written consent. If any Contract requires the consent of any third party in order for Seller to assign that Contract to Buyer or to enable Buyer to enjoy the full benefit of that Contract after Closing subject only to the Contracts present terms, Seller shall use its best efforts to obtain all such required consents prior to Closing.

     7.5 EQUIPMENT The Equipment as set forth in Appendix B, together with any improvements and additions thereto and replacements thereof less any retirements or other disposition as permitted by this Agreement between the date hereof and the Closing Date, will at Closing, be all the material tangible personal property used in or necessary for the lawful operation of the Station as presently operated by Seller. The Station transmitting and studio equipment is in good operating condition and repair and is not in need of imminent repair or replacement and complies with all FCC, FAA and OSHA requirements for safety and operational standards.

     7.6 REAL ESTATE. Seller has and will convey good and marketable title by special warranty deed to the real property, free and clear of all liens, encumbrances and rights and claims of third parties. Seller has and, after Closing Buyer will have, full legal and practical access to the Real Property and Studio Premises. There are no encroachments upon the Real Property by any buildings, structures, or improvements located on adjoining real estate. None of the buildings, structures, or improvements that are constructed on the Real Property and used or proposed to be used for the operation of the Station (including without limitation all ground radial, guy wires and guy anchors) encroaches upon adjoining real estate, and all such buildings, structures, and improvements are constructed in conformity with and comply with all "set-back" lines, easements and other restrictions or rights of record, and all applicable land use, building or safety codes and zoning ordinances. There are no pending or, to the best of Seller's knowledge, threatened, condemnation or eminent domain proceedings that may affect the Real property.

     7.7 GOVERNMENTAL LICENSES. Except for the FCC Licenses, no material licenses, permits, or authorizations from any Governmental Authority are required to operate the Station or to conduct Seller's business as presently operated and conducted by Seller. The FCC Licenses are all the Commission authorizations held by Seller with respect to the Station, and, are all Commission authorizations used in the operation of the station as presently operated by Seller. The FCC Licenses are in full force and effect and are unimpaired by any acts or omissions of Seller, Seller's employees or agents, or Seller's officers, directors, or shareholders. Seller is not aware of any reason why the FCC Licenses might not be renewed by the Commission for full license term in the ordinary course of business.

     7.8 EMPLOYEES. No employee of the Station is represented by a union or other collective bargaining unit, no application for recognition of a collective bargaining unit, no application for recognition of a collective bargaining unit is now pending before NLRB with respect to the Station's employees, and, to the best of Seller's knowledge, no concerted effort to unionize any of the Stations' employees is currently in progress. There are no material controversies pending or threatened between Seller and any of the Station's employees, and Seller is not aware of any fact that could reasonably result in any such controversy. Seller has no retirement, pension, profit-sharing, bonus, severance pay, disability, health, vacation, or other employee benefit plans, practices, agreements or understandings. An accurate list of all current employees of Station together with a description of the terms and conditions of their respective employment as of the date of this Agreement is attached at Appendix ____. Material controversy as used within this paragraph shall mean a controversy in an amount in excess of $25,000.00. Buyer will not accept the health and disability insurance plans of the Seller and will substitute their own plans.

     7.9 UTILITIES. All utilities that are required for the full and complete occupancy and use of the Real Property for the purposes for which such real estate is presently being used by Seller including without limitations electric, water, sewer, telephone and similar services, have been connected to the Real Property and are in good working order without limitation any "tie-in" charges or connection fees, except for those charges that will not become due until after the Closing Date and that are to be prorated between Seller and Buyer pursuant to Section 6. To the best of Seller's knowledge, no utility lines serving the Real Property pass over the lands of others except where appropriate easements or licenses have been obtained.

     7.10 TAXES. Seller has, or by the Closing Date will have, paid and discharged all taxes, assessments, excises and other levies relating to the Purchased Assets that, if due and not paid, would interfere with Buyer's full enjoyment of the Purchased Assets after Closing, excepting such taxes, assessments, and other levies as will not be due until after the Closing Date and that are to be prorated between Seller and Buyer pursuant to Section 6.

     7.11 ENVIRONMENTAL PROTECTION. To the best of Seller's knowledge: (i) except as consistent with applicable Environmental Laws, and except for hazardous materials necessary and appropriate to operate Seller's business, stored and used in compliance with Applicable Environmental Laws... no Hazardous Substances are present on or below the surface of the Real

Property or the Leased Premises and such real estate has not previously been used for the manufacture, refining, treatment, storage, or disposal of any Hazardous Substances; (ii) none of the soil, ground water, or surface water of the Real Property or the Leased Premises is contaminated by any Hazardous Substance; and (iii) no Hazardous Substances are emitted, discharged or released from the Real Property or the Leased Premises directly or indirectly, into the atmosphere or any body of water. Neither Seller nor, to the best of Seller's knowledge, any present or former owner or operator of the Real Property or the Leased Premises has received any notice of liability, potential, liability, or noncompliance from any governmental authority or any other entity for cleanup or response costs with respect to the emission, discharge, or release of any Hazardous Substance or for any other matter arising under the Environmental laws due to its ownership or operation of the Real Property or the Leased Premises. Seller has received no notice of contamination by Hazardous Substances on the Real Property or Leased Premises. No "underground storage tanks" (as that term is defined in regulations promulgated by the EPA) are used in the operation of the Stations or, to the best of Seller's knowledge, are located on the Real Property.

     7.12 COMPLIANCE WITH LAW. There is no outstanding complaint, citation, or notice issued by any Governmental Authority asserting that Seller is in violation of any statute, regulation, order or other requirement (including any applicable statutes, ordinances, or codes relating to zoning and land use, health and sanitation, environmental protection, occupational safety, and the use of electrical power (affecting the Purchased Assets or the business or operations of the Station, and, to the best of Seller's knowledge, Seller is in material compliance with all such statutes, regulations, orders, and requirements. Without limiting the generality of foregoing:

     (a) The Stations' transmitting and studio equipment is operating in accordance with the terms and conditions of the FAA and FCC licenses and all underlying construction permits, and the applicable rules, regulations and policies of the Federal Communication Commission, including without limitation all regulations concerning authorization and human exposure to radio frequency radiation.

     (b) All ownership reports, employment reports, tax returns and other documents required to be filed by Seller with the Commission or other Governmental Authorities have been filed.

     7.13 LITIGATION. There is no complaint or proceeding pending or, to the best of Seller's knowledge, threatened before or by the Commission, any other Governmental Authority, or any arbitrator relating to the business or operations of the Station. There is no litigation, action, suit, investigation or proceeding pending or, to the best of Seller's knowledge, threatened that presents exposure to a claim against any of the Purchased Assets or which could adversely affect Seller's ability to perform in accordance with the terms of this Agreement, and

Seller is not aware of any facts that could reasonably result in any such proceeding. The litigation with the FDIC is excepted.

     7.14 INSOLVENCY PROCEEDINGS. No insolvency proceedings of any character, including without limitation bankruptcy, receivership, reorganization, affecting Seller or the Purchased Assets are pending or threatened.

     7.15 NO MISLEADING STATEMENTS. All representations and warranties of Seller set forth in this Agreement shall be true and correct as of the Closing Date as if made on that date.

     7.16 SELLER'S OPINION OF COUNSEL. An opinion of Seller's counsel in substantial compliance with the form attached hereto as Exhibit 3.

     8. BUYER'S REPRESENTATIONS. WARRANTIES AND COVENANTS. Buyer hereby makes the following representations, warranties, and covenants to Seller for the purpose of inducing Seller to enter into and perform this Agreement:

     8.1 EXISTENCE AND POWER. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power under its articles of incorporation to enter into and perform this Agreement.

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

     8.2 BINDING AGREEMENT. The execution, delivery, and performance of this Agreement by Buyer has been duly authorized by all necessary corporate action, and certified copies of those authorizing resolutions will be delivered to Seller at Closing.

     8.3 LICENSEE QUALIFICATIONS. To the best of Buyer's knowledge, there is no fact that would, under present law (including the Communications Act of 1934, as amended) and the present rules and regulations of the Commission, disqualify Buyer from being the assignee of the FCC Licenses or the owner and operator of the Station.

     8.4 LITIGATION. There is no action, suit, investigation or other proceeding pending or threatened that may adversely affect Buyer's ability to perform its obligations under this Agreement.

     8.5 BUYER REPRESENTS AND WARRANTS AND COVENANTS that it has the financial strength to consummate this transaction under the terms and conditions of this agreement.

     9. PRE-CLOSING OBLIGATIONS. The parties covenant and agree as follows with respect to the period prior to Closing:

     9.1 APPLICATION FOR COMMISSION CONSENT. Within (15) business days from the date of this Agreement, Seller and Buyer shall join in and file the Assignment Application, and they will diligently take all steps necessary or desirable and proper to expeditiously prosecute the Assignment Application and to obtain the Commission's consent to the Assignment.

     9.2 FINANCIAL INFORMATION. Between the date hereof and Closing Date, Seller shall furnish Buyer with monthly operating statements for the Station, the last of which shall be as of a date no more than sixty (60) days before the Closing Date, and such additional financial statements and data concerning the Stations' financial condition as are prepared by Seller in the ordinary course of business or as may be reasonably requested by Buyer. Such operating statements and additional financial data shall be true and correct in all material respects and shall be prepared in accordance with the Stations' normal operating standards. The monthly operating statements and financial data shall be certified by Seller's President or Vice President as true and correct to the best of his knowledge. Seller shall provide financial statements including income statement, for the 1995 calendar year to date. The financial statements shall be substantially correct and shall be prepared utilizing, generally accepted accounting principles. Seller's President shall certify in writing as to the correctness and accuracy of the financial statements.

     9.3 ACCESS. Between the date hereof and the Closing Date, Seller shall give Buyer or representatives of Buyer reasonable access to the Purchased Assets and to the books and records of the Station.

     9.4 OPERATIONS PRIOR TO CLOSING. Between the date of this Agreement and the Closing Date:

     (a) Seller shall operate the Station in the normal and usual manner, consistent with the Seller's past practice and the rules, regulations, and policies of the Commission, and shall conduct the Stations' business only in the ordinary course. To the extent consistent with such operations, Seller shall use its best efforts to: (i) keep available for Buyer the services of Stations' present employees; (ii) preserve the stations' present customers and business relations; and (iii) satisfy Seller's obligations under the Trade Agreements.

     (b) Seller shall: (i) maintain the Purchased Assets in substantially their present condition (reasonable wear and tear in normal use and damage due to unavoidable casualty excepted); (ii) maintain all inventories of supplies, tubes and spare parts at levels at least equivalent to those existing on the date of this Agreement; (iii) maintain insurance upon the Purchased Assets and with respect to the business operations of the Station comparable in amount, scope and coverage to that in effect on the date of this Agreement; (iv) promptly give Buyer written notice of any unusual or materially adverse developments with respect to the Purchased Assets or the business or operations of the Station.

     (c) Seller shall maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with prior periods.

     (d) Seller shall comply in all material respects with all laws, rules, ordinances and regulations applicable to it, to the Purchased Assets and to the business and operations of the Station.

     (e) Seller shall not: (i) sell or agree to sell or otherwise dispose of any of the Purchased Assets other than in the ordinary course of business and only if such assets are replaced prior to Closing by assets of equal or greater worth, quality or utility; (ii) permit any infringement, unauthorized use or impairment of the Intangible Property or change Stations' call sign; (iii) cancel, terminate, modify or amend any Material Contract; (iv) enter into any employment contract on behalf of Station unless the same is terminable at will and without penalty; (v) enter into any other contract, lease or agreement that will be binding on Buyer after Closing except for (a) Sales Agreements and Trade Agreements to the extent consistent with Section 5, and (b) other contracts, leases and agreements made in the ordinary course of business that will not, individually or in the aggregate, impose any material obligations on Buyer after Closing.

     9.5  DAMAGE.
          -------

          (a) RISK OF LOSS. The risk of loss or damage to the Purchased Assets shall be upon Seller at all times prior to Closing. In the event of material loss or damage, Seller shall promptly notify Buyer thereof and use its best efforts to repair, replace or restore the lost or damaged property to its former condition as soon as possible. If the cost of repairing, replacing or restoring any lost or damaged property is Twenty-Five Thousand Dollars ($25,000.00) or less, Closing shall occur as scheduled and Seller shall assign to Buyer all rights under any insurance policy theretofore received by Seller with respect thereto. If the cost to repair, replace, or restore the lost or damaged property exceeds Twenty-Five Thousand Dollars ($25,000.00), and Seller has not repaired, replaced or restored such property prior to the Closing Date, Buyer may, at its option:

     (1) elect to consummate the Closing in which event Seller shall pay to the Buyer the amount necessary to restore the lost or damaged property to its former condition and against such obligation shall assign to Buyer all of Seller's rights under any applicable insurance policies

     (2) elect to postpone the Closing Date, with prior consent of the Commission if necessary, for such reasonable period of time (not to exceed ninety (90) days) as is necessary, for Seller to repair, replace, or restore the lost or damaged property to its former condition. If, after the expiration of that extension period, the lost or damaged property has not been adequately repaired, replaced or restored, Buyer may terminate this Agreement, in which event the Escrow Deposit shall be returned to Buyer and the parties shall be released and discharged from any further obligation hereunder.

          For purposes of this Section, loss or damage shall be deemed "material" if the reasonable cost to repair, replace, or restore the lost or damaged property exceeds Twenty-Five Thousand Dollars ($25,000.00).

     (b) FAILURE TO BROADCAST TRANSMISSIONS. Seller shall give prompt written notice to Buyer if the transmission of the regular broadcast programming of WOWW-FM in the normal and usual manner is interrupted or discontinued.

     (c) RESOLUTION OF DISAGREEMENTS. If the parties are unable to agree upon the extent of any loss or damage, the cost to repair, replace or restore any lost or damaged property, the adequacy of any repair, replacement, or restoration of any lost or damaged property, or any other matter arising under this Section, the disagreement shall be referred to a qualified consulting communications engineer mutually acceptable by Seller and Buyer who is a member of the Association of Federal Communications Consulting Engineers, whose decision shall be final, and whose fees and expenses shall be paid one-half by Seller and one-half by Buyer.

     9.6 ADMINISTRATIVE VIOLATIONS. If Seller receives any finding, order, complaint, citation or notice prior to Closing which states that any aspect of the Stations' operations violates any rule or regulation of the Commission or of any other Governmental Authority (an "Administrative Violation"), including without limitation any rule or regulation concerning environmental protection, the employment of labor, or equal employment opportunity, Seller shall promptly notify Buyer of the Administrative Violation, use its best efforts to remove or correct the Administrative Violation, and be responsible for the payment of all costs associated therewith, including any fines or back pay that may be assessed.

     9.7 CONTROL OF STATION. This Agreement shall not be consummated until after the Federal Communications Commission has given its written consent thereto, and between the date of this Agreement and the Closing Date, Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct the operations of the Station. Such operations shall be the sole responsibility of Seller.

     10.  CONDITIONS PRECEDENT.

     10.1 MUTUAL CONDITIONS. The obligations of both Seller and Buyer to consummate this Agreement is subject to the satisfaction of each of the following conditions:

     (a) COMMISSION CONSENT. The Commission shall have granted the Assignment Application, such grant shall have become a Final Order, and such grant shall be in full force and effect on the Closing Date.

     (b) Absence of Litigation. As of the Closing Date, no action, suit, or proceeding seeking to enjoin, restrain, or prohibit the consummation of the transaction contemplated by this Agreement shall be pending before any court, the Commission, or any Governmental Authority; provided, however, that this Paragraph may not be invoked by a party if any such action, suit, or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of, such party.

     10.2 CONDITIONS TO BUYER'S OBLIGATION. In addition to satisfaction of the mutual conditions contained in Section 10.1, the obligation of Buyer to consummate this Agreement is subject to the satisfaction of each of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller to Buyer shall be true, complete, and correct in all material respects as of the Closing Date with the same force and effect as if then made.

     (b) COMPLIANCE WITH CONDITIONS. All of the terms, conditions and covenants to be complied with or performed by Seller on or before the Closing Date shall have been duly complied with and performed in all material respects.

     (c) ENVIRONMENTAL AUDIT. Prior to Closing, Buyer shall be entitled to perform a Phase I environmental assessment of the Real Property and the Leased Premises in accordance with Part X of the Federal National Mortgage Association's Delegated Underwriting and Servicing Guide, including the certificate of the environmental engineer stating in substance that, following all appropriate inquiry into the previous ownership and uses of such real estate consistent with good commercial or customary practice, the engineer has concluded that there is no environmental condition on or affecting such real estate that would materially impair the use of such real estate for the present or proposed operation of the Station. In the event that either the Phase I environmental assessment or other information brought to Buyer's attention shall reasonably suggest that further study is necessary, Buyer may undertake such testing and Buyer's failure to complete such further testing prior to closing shall not be a waiver of this environmental audit provision. The leased premises as herein used shall mean the leased premises wherein the studio is located as previously set forth in this agreement.

     (d) THIRD-PARTY CONSENTS. At Closing, Seller shall deliver to Buyer all required third-party consents to Buyer's assumption of the Material Contracts such that Buyer will enjoy all the rights and privileges of Seller under the material Contracts subject only to the same obligations as are binding on Seller pursuant to the Material Contracts' terms.

     (e) ESTOPPEL CERTIFICATES. At Closing, Seller shall deliver to Buyer a certificate executed by the lessor of the office and studio, dated no more than fifteen (15) days prior to the Closing Date, stating (i) that all leases are in full force and effect and have not been modified; (ii) the date to which all rent and other sums due hereunder have been paid; (iii) that, to the best of Lessor's knowledge, Seller is not in default under any leases.

     (f) CLOSING DOCUMENTS. Seller shall deliver to Buyer all of the closing documents specified in paragraph 11.2 (a), all of which documents shall be dated as of the Closing Date, duly executed, and in a form reasonably acceptable to Buyer.

     (g) NO ADVERSE CHANGES. There shall have been no change subsequent to the date of this Agreement in the operation or condition, financial or otherwise, of the Station except for changes in the ordinary course of business or as contemplated by this Agreement, none of which, individually or in the aggregate, shall be materially adverse. Material adverse change for the purpose of this paragraph is defined as an amount greater than $25,000.00 in the aggregrate.

     (h) STUDIO LEASE. Seller shall use its best efforts to negotiate on terms and conditions acceptable to Buyer, a commitment from the landlord for a period of at least ninety (90) days, post closing, for the studio site location. If the Seller is required to move before closing, they will pay the cost of the move. If the Buyer is required to move within thirty-one (31) days of the date of closing, the Seller will reimburse reasonable moving expenses of the Buyer up to Twenty Thousand Dollars ($20,000.00).

         10.3 CONDITIONS TO SELLER'S OBLIGATIONS. In addition to satisfaction of the mutual conditions contained in Section 10.1, the obligation of Seller to consummate this Agreement is subject to satisfaction of each of the following conditions

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer to Seller shall be true, complete, and correct in all material respects as of the Closing Date with the same force and effect as if then made.

     (b) COMPLIANCE WITH CONDITIONS. All of the terms, conditions and covenants to be complied with or performed by Buyer on or before the Closing Date shall have been duly complied with and performed in all material respects.

     (c) Buyer representing and certifying that it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power under its articles of incorporation and by-laws to enter into and perform this Agreement.

     (d) Buyer certifying in writing that this Agreement has been duly executed by Buyer and such action has been duly authorized by all necessary corporate action and this Agreement constitutes the legal, valid, and binding obligation of Buyer.

     (e) Buyer certifying in writing that none of (i) the execution and delivery of this Agreement by Buyer, (ii) the consummation of the transactions contemplated by the Agreement, or (iii) compliance with the terms and conditions hereof will conflict with, breach the terms and conditions of, constitute a default under, or violate Buyer's articles of incorporation or by-laws, or any judgment, decree, order, agreement, lease, or other instrument to which Buyer is a party or by which Buyer is legally bound.

     (f) Buyer certifying in writing no suit, action or proceeding is pending or threatened that questions or may affect the validity of any action to be taken by Buyer pursuant to this Agreement, or that seeks to restrain Buyer from carrying out the transaction contemplated by this Agreement or Buyer's obligations hereunder.

     (g) PAYMENT. Buyer shall pay the Purchase Price as provided in Section 4.

     (h) CLOSING DOCUMENTS. Buyer shall deliver to Seller all the closing documents specified in Paragraph 11.2 (b), all of which shall be dated as the Closing Date, duly executed, and in a form reasonably acceptable to Seller.

     11.  CLOSING

     11.1 CLOSING DATE. The Closing Date of this Agreement shall be no later than the thirtieth (30th) business day after the date on which the Commission's grant of the Assignment Application becomes Final Order. In the absence of a mutual agreement by Seller and buyer to the contrary, Closing shall take place at 10:00 a.m. on such thirtieth (30th) business day at the offices of Buyer's counsel in Tallahassee, Florida, or such other place as designated by the parties. However, closing of this agreement shall take place no greater than nine months from the date of the agreement.

     11.2 PERFORMANCE AT CLOSING The following documents shall be executed and delivered in form reasonably satisfactory to counsel for the parties at Closing:

     (a) BY SELLER.  Seller shall deliver to Buyer:

     (1) A certificate executed by Seller's President attesting to (i) Seller's compliance with the matters set forth in Paragraphs 10.2 (a) and 10.2 (b) and
(ii) the total amount of advertising time owed in respect of the Trade Agreements and the Negative Trade balance, if any.

     (2) One or more assignments transferring to Buyer all of the interests of Seller in and to the FCC licenses, and all other transferable Licenses, permits, and authorizations issued by any other Governmental Authorities that are used in or necessary for the lawful operation of the Station.

     (3) One or more bills of sale conveying to Buyer all of the Equipment, Intangible Property and Business Records.

     (4) One or more assignments assigning to Buyer all of the Contracts, Sales Agreements and Trade Agreements.

     (5) One or more special warranty deeds (with all required documentary stamps attached and in proper form for recording) conveying to Buyer all of the Real Property.

     (6) The corporate resolution of the Seller, properly authorizing the corporation to sell the assets set forth pursuant to the terms of the Asset Purchase Agreement.

     (7) Any and all other such documentation as reasonably deemed by Buyer's counsel or Buyer to be necessary to transfer title to assets conveyed.

     (b) BY BUYER. Buyer shall deliver to Seller:

     (1) The Purchase Price;

     (2) A certificate executed by Buyer's President attesting to Buyer's compliance with the matters set forth in paragraphs 10.3 (a) and 10.3 (b); and

     (3) Such assumption agreements and other instruments and documents as are required to make, confirm and evidence Buyer's assumption of an obligation to pay, perform, or discharge Seller's obligations under Contracts, Sales Agreements, Trade Agreements to the extent the same are to be assumed by Buyer pursuant to the terms of this Agreement.

     The parties will also execute such other documents and perform such other acts, before and after Closing as may be necessary for the complete implementation and consummation of this Agreement.

     12.  INDEMNIFICATION.

     12.1 BUYER'S RIGHT TO INDEMNIFICATION. Seller undertakes and agrees to reimburse and indemnify Buyer for, and to defend and hold Buyer harmless against any and all losses, costs, liabilities, fines, penalties, obligations, and expenses, including reasonable attorney's fees arising from (i) the breach, misrepresentation, or other violation of any of Seller's representations, warranties, or covenants contained in this Agreement; (ii) the operation of the Station or ownership of the Purchased Assets prior to Closing; (iii) all liabilities of Seller not expressly assumed by Buyer in writing; (iv) all liens, charges, or encumbrances on any of the Purchased Assets that are not expressly permitted by this Agreement or otherwise consented to by buyer in writing; (v) all Administrative Violations and alleged Administrative Violations occurring prior to Closing; (vi) any breach or default by Seller under any Contract, Sales Agreement or Trade Agreement prior to Closing; and (vii) the failure to obtain any third-party consents that were required in order for Seller to assign any Contract to Buyer or to enable Buyer to enjoy the full benefit of the Contract after Closing subject only to the Contract's present terms. The foregoing indemnity is intended by Seller to cover all acts, suits, proceedings, claims, demands, assessments, and adjustments, with respect to any and all of the specific matters set forth in this indemnity and shall be without limitations as to amount.

     12.2 SELLER'S RIGHT TO INDEMNIFICATION. Buyer undertakes and agrees to reimburse and indemnify Seller for, and to defend and hold Seller harmless against any and all losses, costs, liabilities, fines, penalties, obligations, and expenses including reasonable attorney's fees, arising from (i) the breach, misrepresentation, or other violation of any of Buyer's representations, warranties or covenants contained in this Agreement; (ii) the operation of the Station or ownership of the Purchased Assets after Closing; (iii) all liabilities of Buyer; (iv) all liabilities under Contracts, Sales Agreement, and Trade Agreements to the extent specifically assumed by Buyer pursuant to this Agreement; (v) any breach or default by Buyer under any Contract, Sales Agreement, or Trade Agreement after Closing; and (vi) any damages or injuries caused by inspecting agents of Buyer. The foregoing indemnity is intended by Buyer to cover all acts, suits, proceedings, demands, assessments, adjustments, costs and expenses with respect to any and all of the specific matters set forth in this indemnity and shall be without limitations as to amount.

     12.3 LIMITATIONS ON INDEMNIFICATION RIGHTS. Indemnification shall be due only to the extent of the loss or damage actually suffered (i.e., reduced by any offsetting or related asset or service received and by any recovery from any third party, such as an insurer). Neither party shall be entitled to assert any claim for indemnification until the aggregate amount of indemnity payments otherwise due that party exceed $1,000; provided, however, that this limitation shall not apply with respect to third party claims and provided, further, that the Indemnitor shall be liable for the full amount of indemnification due the Indemnified Party once such amount exceeds $1,000.

     12.4 CONDUCT OF PROCEEDINGS. If any claim or proceeding covered by the foregoing agreements to indemnity and hold harmless shall arise, the party who seeks indemnification (the "Indemnified Party") shall give written notice thereof to the other party (the "Indemnitor") promptly after the Indemnified Party learns of the existence of such claim or proceeding; provided, however, that the Indemnified Party's failure to give the Indemnitor prompt notice shall not bar the Indemnified Party's right to indemnification unless such failure has materially prejudiced the Indemnitor's ability to defend the claim or proceeding. The Indemnitor shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend against any such claim or proceeding, or to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. If the Indemnitor fails to acknowledge in writing its obligation to defend against or settle such claim or proceeding within twenty (20) days after receiving notice thereof from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate) the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor, in any way in which the Indemnified Party deems to be in its best interest. Provided the Indemnitor has acknowledged in writing its obligation as aforesaid, then any compromise or settlement of the claims to be made by the Indemnitor shall only occur upon the prior consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned, or delayed.

     12.5 INDEMNIFICATION NOT SOLE REMEDY. The right to indemnification hereunder shall not be the exclusive remedy of either party in connection with any breach by the other party of its representations, warranties, or covenants, nor shall such indemnification be deemed to prejudice or operate as a waiver of any remedy to which either party may otherwise be entitled as a result of any such breach by the other party.

     13. DEFAULT AND REMEDIES.

     13.1 MATERIAL BREACHES. A party shall be deemed to be in default under this Agreement only if such party has materially breached or failed to perform its obligations hereunder, and, no non-material breaches or failures shall be grounds for declaring a party to be in default, postponing the Closing, or terminating this Agreement.

     13.2 OPPORTUNITY TO CURE. If either party believes the other to be in default hereunder, the former party shall provide the other with written notice specifying in reasonable detail the nature of such default. If the default has not been cured by the earlier of: (i) the Closing Date, or
(ii) within (10) days after delivery of that notice or such additional reasonable time as the circumstances may warrant provided the party in default undertakes diligent, good faith efforts to cure the default within such ten (10) day period and continues such efforts thereafter), then the party giving such notice may exercise the remedies available to such party pursuant to this Section, subject to the right of the other party to contest such action through appropriate proceedings.

     13.3 SELLER'S REMEDIES. Buyer recognizes that if the transaction provided for in this Agreement is not consummated as a result of Buyer's default, Seller would be entitled to compensation, the extent of which is extremely difficult and impractical to ascertain. To avoid this problem the parties agree that if this Agreement is not consummated due to the default of Buyer, Seller, provided that Seller is not in default and has otherwise complied with its obligations under this Agreement, shall be entitled to the Escrow Deposit. The parties agree that this sum shall constitute liquidated damages and shall be in lieu of any other relief to which Seller might otherwise be entitled due to Buyer's Default. Seller shall have the right to enforce performance under this agreement in the event of Buyer's default by the right to specifically enforce Buyer's performance. Buyer hereby agrees to waive the defense in any such suit that Seller has an adequate remedy at law and to interpose no opposition, legal or otherwise as to the propriety of specific performance as a remedy.

     13.4 BUYER'S REMEDIES. Seller agrees that the Purchased Assets include unique property that cannot be readily obtained on the open market and that Buyer will be irreparably injured if this Agreement is not specifically enforced. Therefore, notwithstanding the provisions of Section 13.5, Buyer shall have the right specifically to enforce Seller's performance under this Agreement, and Seller agrees to waive the defense in any such suit that Buyer has an adequate remedy at law and to interpose no opposition, legal or otherwise as to the propriety of specific performance as a remedy. In the event Buyer elects to terminate this Agreement as a result of Seller's default instead of seeking specific performance, Buyer shall be entitled to the return of the Escrow Deposit. The remedies described in this Section shall be in addition to, and not in lieu of, any other remedies that Buyer may select to pursue.

     13.5 ARBITRATION. Except for the special arbitration provision of Sections
6.3 and 9.6 (c), and as otherwise provided to the contrary below, any dispute arising out of or related to this Agreement that Seller and Buyer are unable to resolve by themselves shall be settled by arbitration in Tallahassee, Florida by a panel of three arbitrators. Seller and Buyer shall each designate one disinterested arbitrator, and the two arbitrators so designated shall select the third arbitrator. The arbitration hearing shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. The written decision of a majority of the arbitrators shall be final and binding on Seller and Buyer. The costs and expenses of the arbitration proceeding shall be assessed between Seller and Buyer in a manner to be decided by a majority of the arbitrators, and the assessment shall be set forth in the decision and award of the arbitrators. Judgment on the award, if it is not paid within thirty (30) days, may be entered in any court having jurisdiction over the matter. No action at law or suit in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by Seller or Buyer against the other except (i) an action to compel arbitration pursuant to this Section,
(ii) an action to enforce the award of the arbitration panel rendered in accordance with this Section, or (iii) a suit for specific performance pursuant to Section 13.4.

     14. TERMINATION.

     14.1 Absence of Commission Consent. This Agreement may be terminated at the option of either party upon written notice to the other if a Final Order approving the Assignment Application has not been obtained within 9 months after the date on which the Assignment Application is accepted for filing by the Commission; provided, however, that neither party may terminate this Agreement if such party is in default hereunder, or if a delay in any decision or determination by the Commission respecting the Assignment Application has been caused or materially contributed to (i) by any failure of such party to furnish, file or make available to the Commission information within its control; (ii) by the willful furnishing by such party of incorrect, inaccurate or incomplete information to the Commission; or (iii) by any other action taken by such party for the purposes of delaying the Commission's decision or determination respecting the Assignment Application. In the event of termination pursuant to this Section, Escrow Deposit shall be returned to Buyer and the parties shall be released and discharged from any further obligation hereunder unless the failure to obtain such Final Order is attributable to Buyer, as provided in this Section, and Seller is not in default and has otherwise complied with its obligations under this Agreement, in which case Escrow Deposit shall be released to Seller as liquidated damages pursuant to Section 13.3.

     14.2 DESIGNATION FOR HEARING. The time for Commission approval provided in
Section 14.1 notwithstanding, either party may terminate this Agreement upon written notice to the other, if, for any reason, the Assignment Application is designated for hearing by the Commission, provided, however, that written notice of termination must be given within twenty (20) days after release of the hearing designation order and that the party giving such notice is not in default and has otherwise complied with its obligations under this Agreement. Upon termination pursuant to this Section, the Escrow Deposit shall be returned to Buyer and the parties shall be released and discharged from any further obligation hereunder.

     GENERAL PROVISIONS

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

     15.1 EXPENSES. Except as otherwise provided herein, all expenses involved in the preparation and consummation of this Agreement shall be borne by the party incurring same whether or not the transaction contemplated herein is consummated. All Commission filing fees for the Assignment Application will be paid one half by Seller and one half by Buyer. All recording costs for deeds and other instruments of transfer, and all documentary stamps, sales, use and transfer taxes shall be paid by Seller. Seller shall pay all title insurance premiums and shall furnish an owner's policy of title insurance from an acceptable underwriter to the Buyer in the minimum amount of $500,000.00.

     15.2 NOTICES. All notices, requests, demands, and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally (which shall include delivery by Federal Express or other recognized overnight courier service that issues a receipt or other confirmation of delivery) to the party for whom such communication is intended, or three(3) business days after the date mailed by certified mail, return receipt requested, postage pre-paid, addressed as follows:

     (a)                       If to Seller:

                                 Mr. John W. Biddinger, President
                                 SunCap Media, Inc.
                                 9102 North Meridian, Suite 545
                                 Indianapolis, Indiana  46260

                               With copy to

                                 Mr. Charles Sanger, Esquire

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

                               Boult, Cummings, Conners & Berry
                               414 Union Street, Suite 1600
                               Post Office Box 198062
                               Nashville, Tennessee  37219

     (b)                  If to Buyer:

                               Mr. Paul Stone, President
                               Southern Broadcasting Companies, Inc.
                               3360 Capital Circle, N.E.
                               Suite D
                               Tallahassee, FL 32308


                          with copy to:

                               Mark S. Levine, Esquire
                               Levine & Stivers
                               245 East Virginia Street
                               Tallahassee, Florida  32301

Either party may change its address for notices by written notice to the other given pursuant to this Section. Any notice purportedly given by a means of other than as set forth in this Section shall be deemed ineffective.

     15.3 ASSIGNMENT. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party except: (i) at Closing, Buyer may designate another party to take title to the Real property; and (ii) Buyer may make a collateral assignment of its rights under this Agreement to any institutional lender(s) who provides funds to Buyer for the acquisition or operation of the Station; (iii) Buyer may prior to Closing assign this contract and all rights thereunder to an entity in which Paul Stone and Charles

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Giddens, or Southern Broadcasting Companies, Inc. is the controlling equity owner; and Seller may assign its rights hereunder to its institutional lenders. Seller agrees to execute acknowledgments of such assignment(s) and collateral assignment(s) in any such forms as Buyer or Buyer's institutional lender(s) may from time to time request. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assignees.

     15.4 EXCLUSIVE DEALINGS. For so long as this Agreement remains in effect, neither Seller nor any person acting on Seller's behalf shall solicit or initiate any offer from, or conduct any negotiations with, any person concerning the acquisition of the Station, directly or indirectly, by any party other than Buyer or Buyer's permitted assignees.

     15.5 THIRD PARTIES. Except for Buyer's institutional lender(s) to the extent specifically provided herein, nothing in this Agreement, whether express or implied, is intended to: (i) confer any rights or remedies on any person other than Seller, Buyer, and their respective successors and permitted assignees; (ii) to relieve or discharge the obligation or liability of any third party; or (iii) to give any third party any right of subrogation or action against either Seller or Buyer.

     15.6 WAIVER. Unless otherwise specifically agreed in writing to the contrary: (i) the failure of either party at any time to require

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

performance by the other of any provision of this Agreement shall not affect such party's right thereafter to enforce the same; (ii) no waiver by either party of any default by the other shall be taken or held to be a waiver by such party of the other preceding or subsequent default; and (iii) no extension of time granted by either party for the performance of any obligation or act by the other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

     15.7 SURVIVAL OF REPRESENTATIVES AND WARRANTIES. The several representations, warranties, and covenants of the parties contained herein shall survive the Closing.

     15.8 PRIOR NEGOTIATIONS. This Agreement supersedes in all respects all prior and contemporaneous oral and written negotiations, understandings and agreements between the parties with respect to the subject matter hereof. All of said prior and contemporaneous negotiations, understandings and agreements are merged herein and superseded hereby.

     15.9 EXHIBITS AND APPENDICES. The Exhibits and Appendices attached hereto or referred to herein are a material part of this Agreement, as if set forth in full herein.

     15.10 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Exhibits and Appendices to this Agreement set forth the entire understanding between the parties in connection with the transaction contemplated

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

herein, and there are no terms, conditions, warranties, or representations other than those contained, referred to or provided for herein and therein. Neither this Agreement nor any term or provision hereof may be altered or amended in any manner except by an instrument in writing signed by the party against whom the enforcement of any such change is sought.

     15.11 CHOICE OF LAWS. This Agreement is to be construed and governed by the laws of the State of Florida, except for the choice of law rules utilized in that jurisdiction.

     15.12 LEGAL FEES. In the event that litigation is necessary as a result of a breach or failure to comply with the terms and conditions of this agreement, the prevailing party shall be entitled to legal fees, including legal fees on appeal, and costs.

     15.13 SEVERABILITY. If any term of this Agreement is illegal or unenforceable at law or in equity, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Agreement shall then be fully enforceable.

     15.14 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were on the same instrument. Each fully executed set of counterparts shall be deemed to be an original, and all of the signed counterparts together shall be deemed to be one and the same instrument. This Agreement shall become effective only after the execution hereof (or counterparts hereof) by all parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                            SELLER:
                            -------
                            SunMedia, Inc., a Florida corporation


                            By: /s/ John C. Biddinger
                               -----------------------------------------
                               John C. Biddinger
                               Its President



                            BUYER:
                            ------
                            Southern Broadcasting of Pensacola, Inc.


                            By: /s/ Paul Stone
                               ------------------------------------------------
                               Paul Stone
                               Its President

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